Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in Registration Statements No. 333-238068 on Form S-3 and Registration Statements Nos. 333-32497, 333-203826, 333-217783, 333-224787, 333-231386, 333-238059, 333-251376, 333-264671, 333-271859, and 333-279297 on Form S-8 of Owens & Minor, Inc. of our report dated March 15, 2025, relating to the consolidated financial statements of Rotech Healthcare Inc., appearing in this Current Report on Form 8-K.

/s/ RSM US LLP

Orlando, Florida

March 26, 2025